       As filed with the Securities and Exchange Commission on November 16, 2001

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                        ASPECT COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)
                                   __________

                California                                      94-2974062
       (State of other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

                             1310 Ridder Park Drive
                         San Jose, California 95131-2313
                                 (408) 325-2200
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                   __________

                           1999 Equity Incentive Plan
              Amended and Restated 1996 Employee Stock Option Plan
                            (Full title of the plan)

                                   __________

                               Beatriz V. Infante
                Chairman, President, and Chief Executive Officer
                        Aspect Communications Corporation
                             1310 Ridder Park Drive
                         San Jose, California 95131-2313
                                 (408) 325-2200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   __________

                                   Copies to:
                                 Jon E. Gavenman
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                                   __________
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                     Proposed Maximum        Proposed Maximum
             Title of Securities to be           Amount to be         Offering Price        Aggregate Offering        Amount of
                    Registered                   Registered (1)        Per Share (2)             Price (2)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
1999 Equity Incentive Plan
   Common Stock, $.01 par value                       2,450,000           $1.76                 $4,312,000            $1,078.00
------------------------------------------------------------------------------------------------------------------------------------
Amended and Restated 1996 Employee Stock
   Option Plan Common Stock, $.01 par value           2,000,000           $1.76                 $3,520,000            $  880.00
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Common Stock as reported in The Nasdaq National Market on November 12, 2001.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 2, 2001;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above: Form 10-Q for the quarters ended March 31, 2001 (filed May 14, 2001), June 30, 2001 (filed August 14, 2001) and September 30, 2001
(filed November 14, 2001); and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on March 22, 1990, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer liability insurance in the amount of $15 million.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
      Number
     -------

         4.1    Amended and Restated Articles of Incorporation of the Registrant
                (1)

         4.2    Bylaws of the Registrant, as amended to date (2)

         4.3    1999 Equity Incentive Plan

         4.4    Amended and Restated 1996 Employee Stock Option Plan

         5.1    Opinion of Venture Law Group, a Professional Corporation

        23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1 hereto)

        23.2    Independent Auditor's Consent

        24.1    Power of Attorney (see page 6)
______________

(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

(2) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.

Item 9.  Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aspect Communications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 16, 2001.

                                              ASPECT COMMUNICATIONS CORPORATION

                                              By   /s/ Beatriz V. Infante
                                                  ______________________________
                                                   Beatriz V. Infante,
                                                   Chairman, President, and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beatriz V. Infante, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                      Title                                     Date
           ---------                                      -----                                     ----
                                         Chairman, President, and Chief Executive             November 12, 2001
/s/ Beatriz V. Infante                   Officer (Principal Executive Officer)
-------------------------------------
         (Beatriz V. Infante)


                                         Executive Vice President, Finance, Chief
                                         Financial Officer and Chief Administrative
                                         Officer (Principal Financial and Accounting
/s/ Betsy Rafael                         Officer)                                             November 13, 2001
-------------------------------------
            (Betsy Rafael)


/s/ Donald P. Casey                      Director                                             November 13, 2001
-------------------------------------
          (Donald P. Casey)


/s/ Debra J. Engel                       Director                                             November 13, 2001
-------------------------------------
           (Debra J. Engel)


/s/ Norman A. Fogelsong                  Director                                             November 13, 2001
-------------------------------------
        (Norman A. Fogelsong)


/s/ Christopher B. Paisley               Director                                             November 14, 2001
-------------------------------------
       (Christopher B. Paisley)


/s/ John W. Peth                         Director                                             November 16, 2001
-------------------------------------
            (John W. Peth)


_____________________________________    Director
          (David B. Wright)

                                INDEX TO EXHIBITS

   Exhibit
   Number
   ------

    4.1       Amended and Restated Articles of Incorporation of the Registrant
              (1)

    4.2       Bylaws of the Registrant, as amended to date (2)

    4.3       1999 Equity Incentive Plan

    4.4       Amended and Restated 1996 Employee Stock Option Plan

    5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1 hereto)

    23.2      Independent Auditor's Consent

    24.1      Power of Attorney (see page 6)
_______________
(1) Incorporated by reference to Registrant's Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

(2) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.